Exhibit 99.3
ROCKWELL COLLINS, INC.
UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 23, 2013 (the Acquisition Date), Rockwell Collins, Inc. (the Company or Rockwell Collins) acquired 100 percent of the outstanding common stock and voting interest of Radio Holdings, Inc. (Radio Holdings), the holding company of ARINC Incorporated (ARINC). Because Radio Holdings has no significant activity or operating subsidiaries other than ARINC, only the consolidated financial statements of ARINC and its subsidiaries have been utilized for purposes of preparing the unaudited condensed combined pro-forma financial information that is presented herein.
The ARINC purchase price was $1.42 billion, net of cash acquired. This amount is subject to post-closing adjustments for potential changes in working capital and other customary items. The Company funded the acquisition through a combination of long-term debt issued on December 16, 2013 and commercial paper borrowings.
The attached unaudited pro-forma condensed combined balance sheet has been prepared as of September 30, 2013 and gives effect to the acquisition and related financing transactions as if they had occurred on that date. The unaudited pro-forma condensed combined statement of income for the twelve months ended September 30, 2013 assumes the acquisition and related financing transactions were completed on October 1, 2012.
The unaudited pro-forma condensed combined financial statements were prepared in accordance with the rules and regulations of the Securities and Exchange Commission (SEC) and should not be considered indicative of the financial position or results of operations that would have occurred if the acquisition had been completed on the dates indicated, nor are they indicative of the future financial position or results of operations of the Company following completion of the acquisition. In accordance with the rules and regulations of the SEC, the pro-forma condensed combined statements of income do not reflect potential revenue synergies or cost savings, nor do they reflect other costs relating to the integration of ARINC.
It should be noted that Rockwell Collins and ARINC have different fiscal year ends. Rockwell Collins operates on a 52/53 week fiscal year ending on the Friday closest to September 30. ARINC operates on a calendar year basis. Accordingly, the unaudited pro-forma income statement data for the twelve months ended September 30, 2013 has been derived from the Company’s historical consolidated statement of operations data for its fiscal year then ended. ARINC’s historical consolidated statement of operations data for the twelve months ended September 30, 2013 has been derived from ARINC’s historical condensed consolidated statement of operations for the three months ended December 31, 2012 and from ARINC’s historical condensed consolidated statement of operations for the nine months ended September 30, 2013. The unaudited pro-forma balance sheet data has been derived from the Company’s historical consolidated statement of financial position data as of September 30, 2013 and ARINC’s historical condensed consolidated statement of financial position data as of September 30, 2013.
The unaudited pro-forma condensed combined financial information should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro-forma condensed combined financial information was based upon and should be read in conjunction with the:

•
Separate historical financial statements of Rockwell Collins as of and for the year ended September 30, 2013 and the related notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013

•
Separate historical financial statements of ARINC as of and for the year ended December 31, 2012 and the related notes, filed as Exhibit 99.1 to the Company's Form 8-K dated December 11, 2013 and incorporated herein by reference

•	Separate historical financial statements of ARINC for the nine months ended September 30, 2013 and the related notes, included in Exhibit 99.2 hereto

The following unaudited pro-forma condensed combined financial information is based upon the historical consolidated financial information of Rockwell Collins and ARINC and has been prepared to reflect the acquisition using the acquisition method of accounting under Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 805, Business Combinations (ASC 805). Under the acquisition method of accounting, the total consideration paid is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based upon their fair value, with any excess purchase price allocated to goodwill. The pro-forma purchase price allocation was based upon preliminary estimates of the fair value of

ROCKWELL COLLINS, INC.
UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL INFORMATION

ARINC’s tangible and intangible assets and liabilities as described in Note 4 of the accompanying Notes to the Unaudited Pro-Forma Condensed Combined Financial Statements.
As of the date of this Current Report, the valuation studies necessary to determine the fair market value of the assets acquired and liabilities assumed are preliminary. The final determination of fair value and related allocations of the purchase price will be completed within the one year measurement period allowed by ASC 805. The size and breadth of the ARINC acquisition necessitates use of the measurement period to adequately analyze all the factors used in establishing the asset and liability fair values, including intangible assets, certain reserves, purchase price adjustments and the related tax impacts of any changes made. Any potential adjustments could be material to the preliminary values presented herein.
The unaudited pro-forma condensed combined financial information presents the combination of the historical financial statements of Rockwell Collins and ARINC, adjusted to give effect to (i) the issuance of long-term debt to finance the acquisition, (ii) the incurrence of commercial paper indebtedness supported by the Company’s new revolving credit facilities to finance the acquisition, (iii) the offering for sale of certain ARINC businesses acquired, and (iv) other modifications resulting from the acquisition, in each case based upon the assumptions and adjustments described in the notes accompanying the unaudited pro-forma condensed combined financial information. The historical consolidated financial information of Rockwell Collins and ARINC has also been adjusted in the unaudited pro-forma condensed combined financial statements to give effect to pro-forma events that are directly attributable to the acquisition, factually supportable, and with respect to the statement of income, expected to have a continuing impact on the combined results.

ROCKWELL COLLINS, INC.
UNAUDITED PRO-FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2013
(Unaudited; in millions)

	Rockwell
	Collins	ARINC			Pro-Forma		Pro-Forma
	(As Reported)	(As Reported)	Reclassifications		Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$391	$56	$—		$(39)	5c	$408
Receivables, net	1,058	143	(5)	5a	(11)	5d, 5e	1,185
Inventories, net	1,518	1	—		(1)	5e	1,518
Current deferred income taxes	19	4	—		2	5p	25
Business held for sale	—	—	—		69	5e	69
Other current assets	108	4	—		—		112
Total current assets	3,094	208	(5)		20		3,317

Property	773	132	—		3	5e, 5f	908
Goodwill	779	304	—		789	5g	1,872
Intangible Assets	288	61	—		329	5e, 5h	678
Long-term Deferred Income Taxes	245	—	(23)	5b	(131)	5p	91
Other Assets	221	4	5	5a	5	5i	235
TOTAL ASSETS	$5,400	$709	$(23)		$1,015		$7,101
LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	$436	$2	$—		$543	5j	$981
Accounts payable	463	45	—		28	5e, 5k	536
Compensation and benefits	293	15	—		5	5e, 5l	313
Advance payments from customers	324	49	—		(2)	5e	371
Accrued customer incentives	184	—	—		—		184
Product warranty costs	121	—	—		—		121
Liabilities associated with business held for sale	—	—	—		9	5e	9
Other current liabilities	160	1	—		(7)	5e, 5p	154
Total current liabilities	1,981	112	—		576		2,669

Long-term Debt, Net	563	239	—		659	5j	1,461
Retirement Benefits	1,078	35	—		(18)	5m	1,095
Other Liabilities	155	100	(23)	5b	34	5n	266

Equity:
Common stock	2	—	—		—		2
Additional paid-in capital	1,469	276	—		(276)	5o	1,469
Retained earnings/(Accumulated loss)	4,163	(26)	—		13	5o	4,150
Accumulated other comprehensive loss	(1,287)	(27)	—		27	5o	(1,287)
Common stock in treasury, at cost	(2,729)	—	—		—		(2,729)
Total shareowners' equity	1,618	223	—		(236)		1,605
Noncontrolling interest	5	—			—		5
Total equity	1,623	223	—		(236)		1,610
TOTAL LIABILITIES AND EQUITY	$5,400	$709	$(23)		$1,015		$7,101

See Notes to Unaudited Pro-Forma Condensed Combined Financial Statements.

ROCKWELL COLLINS, INC.
UNAUDITED PRO-FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2013
(Unaudited; in millions, except per share amounts)

	Rockwell
	Collins	ARINC			Pro-Forma		Pro-Forma
	(As Reported)	(As Reported)	Reclassifications		Adjustments		Combined
Sales	$4,610	$610	$(5,220)	6a	$—		$—
Product sales	—	—	4,279	6a	—		4,279
Service sales	—	—	941	6a	(104)	6c	837
Total Sales	4,610	610	—		(104)		5,116

Costs, expenses and other:
Cost of sales	3,224	438	(3,662)	6a	—		—
Product cost of sales	—	—	2,987	6a	—		2,987
Service cost of sales	—	—	681	6a, 6b	(73)	6d	608
Selling, general and administrative expenses	506	97	(6)	6b	(15)	6e	582
Interest expense	28	18	—		12	6f	58
Other income, net	(16)	(1)	—		—		(17)
Total costs, expenses and other	3,742	552	—		(76)		4,218

Income from continuing operations before income taxes	868	58	—		(28)		898
Income tax expense	236	14	—		(10)	6g	240
Income from continuing operations	$632	$44	$—		$(18)		$658

Earnings per share:
Basic	$4.63						$4.82
Diluted	4.58						4.76

Weighted average common shares:
Basic	136.5						136.5
Diluted	138.1						138.1

See Notes to Unaudited Pro-Forma Condensed Combined Financial Statements.

ROCKWELL COLLINS, INC.
NOTES TO THE UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

On December 23, 2013 (the Acquisition Date), Rockwell Collins, Inc. (the Company or Rockwell Collins) acquired 100 percent of the outstanding common stock and voting interest of Radio Holdings, Inc., the holding company of ARINC Incorporated (ARINC).
The ARINC purchase price was $1.42 billion, net of cash acquired. This amount is subject to post-closing adjustments for potential changes in working capital and other customary items. The Company funded the acquisition through a combination of long-term debt issued on December 16, 2013 and commercial paper borrowings.
The unaudited pro-forma condensed combined financial information is based upon the historical consolidated financial information of Rockwell Collins and ARINC and has been prepared to reflect the acquisition based upon the acquisition method of accounting. The unaudited pro-forma condensed combined balance sheet has been prepared as of September 30, 2013 and gives effect to the acquisition and related financing transactions as if they had occurred on that date. The unaudited pro-forma condensed combined statement of income for the twelve months ended September 30, 2013 assumes the acquisition and related financing transactions were completed on October 1, 2012.
Under the acquisition method, the total consideration paid is allocated to the underlying tangible and intangible assets acquired and liabilities assumed, with any excess purchase price allocated to goodwill. The pro-forma purchase price allocation is based upon preliminary estimates of the fair value of ARINC’s tangible and intangible assets and liabilities and is subject to change, as described in Note 4.
The process for measuring the fair value of identifiable intangible assets, liabilities and certain tangible assets requires the use of significant assumptions, including estimates of future cash flows and appropriate discount rates. The ARINC asset and liability fair values are based upon the information that is currently available and various assumptions that the Company’s management believes are reasonable. The pro-forma adjustments included herein are preliminary and may be revised as additional information becomes available and as additional analysis is performed. Any potential future adjustments could be material. The final allocation of the purchase price will be completed within the one year measurement period allowed by the applicable accounting rules.

2.	Accounting Policies

The unaudited pro-forma condensed combined financial statements reflect preliminary adjustments to conform ARINC’s results to the Company’s accounting policies. Significant differences between the respective accounting policies that have been adjusted include the following:

•
ARINC recorded long-term accounts receivable expected to be collected beyond the next twelve months as current Billed accounts receivable, net. Rockwell Collins records long-term accounts receivable as Other Assets

•
As a result of the ARINC acquisition, the Company’s and ARINC's combined service sales will be greater than ten percent of the total sales for the combined entities. Accordingly, service and product sales and service and product cost of sales are now presented separately

•	ARINC historically classified certain material handling costs in selling, general, and administrative expense (SG&A). Rockwell Collins presents such items in cost of sales

The financial impact of these items on the unaudited pro-forma condensed combined financial statements is detailed in Notes 5 and 6.

3.	Business Held for Sale

The Company intends to divest ARINC's Aerospace Systems Engineering and Support (ASES) business, which provides military aircraft integration and modifications, maintenance, logistics and support. The Company has

ROCKWELL COLLINS, INC.
NOTES TO THE UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

classified $69 million of assets related to ASES as a business held-for sale within current assets and $9 million of liabilities related to ASES as a business held-for-sale within current liabilities on the unaudited pro-forma condensed combined balance sheet. The ASES operating results have been eliminated from the unaudited pro-forma condensed combined statement of income.

4.	Preliminary Pro-Forma Allocation of Purchase Price

The following table summarizes the ARINC assets acquired and liabilities assumed by Rockwell Collins, assuming the acquisition had been completed on September 30, 2013, reconciled to the actual consideration transferred, net of cash acquired.

(in millions)	September 30, 2013
Receivables and Other current assets	$137
Business held-for-sale	69
Property	135
Intangible Assets	390
Other Assets	8
Total Identifiable Assets Acquired	739
Current Liabilities	(121)
Liabilities held-for-sale	(9)
Long-term deferred income taxes	(154)
Retirement Benefits and Other Long-term Liabilities	(128)
Total Liabilities Assumed	(412)
Net Identifiable Assets Acquired, excluding Goodwill	327
Goodwill	1,093
Net Assets Acquired	$1,420

5.	Adjustments and Reclassifications to Unaudited Pro-Forma Condensed Combined Balance Sheet

The following pro-forma adjustments and reclassifications have been reflected in the unaudited pro-forma condensed combined balance sheet. All adjustments are based on current valuations, estimates, and assumptions and are subject to change within the one year measurement period allowed by ASC 805.

a.
Receivables, net and Other Assets: As discussed in Note 2, ARINC recorded long-term accounts receivable as current. The reclassification reflects $5 million of ARINC long-term accounts receivable as Other Assets.

b.
Long-term Deferred Income Taxes and Other Liabilities: Due to the fact that Rockwell Collins' net deferred tax position is a non-current asset, ARINC's $23 million non-current deferred tax liability has been reclassified to Long-term Deferred Income Taxes.

c.
Cash and cash equivalents: Adjustments reflect the $1.437 billion of net debt proceeds described in Note 5j, offset by the $1.476 billion gross cash consideration paid to acquire ARINC as of the assumed September 30, 2013 acquisition date. The assumed gross cash consideration included $56 million paid for cash acquired. Therefore, the ARINC purchase price, net of cash acquired, was $1.420 billion. The excess of cash from the net debt proceeds over the ARINC net purchase price was primarily utilized to pay for various transaction related costs.

d.
Receivables, net: The adjustment reflects $20 million of ARINC transaction-related expenses, as described in Note 5k, to be reimbursed by ARINC's previous owner offset by the classification of $31 million of ASES receivables as held for sale.

ROCKWELL COLLINS, INC.
NOTES TO THE UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

e.
Business held for sale and Liabilities associated with business held for sale: As described in Note 3, the Company intends to divest the ASES business. As such, the assets and liabilities of ARINC’s ASES business were reclassified as held for sale. The $69 million of ASES assets and $9 million of ASES liabilities that are now classified as held for sale include the following:

Accounts receivable related to ASES	$31
Inventories related to ASES	1
Property related to ASES	5
Intangible assets related to ASES	32
Business held for sale - assets	$69

Accounts payable related to ASES	$5
Compensation and benefits related to ASES	1
Advance payments from customers related to ASES	2
Other current liabilities related to ASES	1
Business held for sale - liabilities	$9

f.
Property: The adjustments detailed below reflect the net step-up of ARINC fixed assets to a preliminary estimate of fair value, partially offset by the classification of ASES property to a business held for sale.

Net increase in ARINC fixed assets from purchase accounting adjustments	$8
Classification of ASES property as business held for sale	(5)
$3

The estimated useful life of ARINC property acquired is approximately 16 years.

g.
Goodwill: The adjustment reflects the elimination of $304 million of previously existing ARINC goodwill, offset by the addition of new goodwill resulting from the acquisition. The $1.093 billion of new goodwill is a pro-forma amount and is based upon the preliminary estimates and information summarized in Note 4.

h.
Intangible Assets: The adjustments detailed below reflect the elimination of previously existing ARINC intangible assets, offset by a preliminary fair value estimate of the acquired identifiable intangible assets. A preliminary estimate of $32 million of the acquired intangible assets relate to the ASES business, which the Company intends to divest. Therefore, the intangible assets related to ASES have been reclassified to held for sale.

Write-off previously existing ARINC intangible assets	$(61)
Intangible assets recognized upon acquisition of ARINC, including ASES	422
Classification of ASES intangible assets as business held for sale	(32)
$329

The preliminary estimates of fair value for the non-ASES identifiable intangible assets acquired and their average useful lives are as follows:

ROCKWELL COLLINS, INC.
NOTES TO THE UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

	Fair Value	Useful Life
Developed technology and patents	$115	9 years
Backlog	29	3 years
Customer relationships	215	15 years
Trademarks and tradenames	31	Indefinite lived
	$390

i.
Other Assets: The adjustment assumes an increase of $6 million from debt issuance costs associated with the $900 million of long-term debt issued by the Company to finance the ARINC acquisition as discussed in Note 5j. The debt issuance costs are amortized over the life of the debt and are recorded in Interest expense. In addition, ARINC debt issuance costs of $1 million were written off concurrent with the repayment of ARINC debt as discussed in Note 5j.

j.	Short-term debt and Long-term Debt, Net: The adjustment assumes the issuance of $1.437 billion of debt by the Company to finance the ARINC acquisition:

•	$545 million of short-term commercial paper borrowings. A portion of the commercial paper proceeds were used to fund transaction related expenses

•	$300 million of 3-year floating rate unsecured debt with an interest rate equal to three-month LIBOR plus 0.350 percent, reset quarterly

•	$300 million of 10-year 3.70 percent fixed rate unsecured debt. The assumed net proceeds, after deducting $1 million of assumed discount and $2 million of assumed debt issuance costs were $297 million

•	$300 million of 30-year 4.80 percent fixed rate unsecured debt. The assumed net proceeds, after deducting $1 million of assumed discount and $4 million of assumed debt issuance costs were $295 million

The assumed long-term debt issuances are recorded net of any unamortized discount in the unaudited pro-forma condensed combined balance sheet within Long-term Debt, Net. The assumed debt issuance costs are capitalized within Other Assets in the unaudited pro-forma condensed combined balance sheet as described in Note 5i.

ARINC debt, including $2 million of short-term debt and $239 million of long-term debt, was repaid on the Acquisition Date.

The table below summarizes the adjustments to Short-term debt.

Issuance of commercial paper	$545
Elimination of ARINC debt	(2)
$543

The table below summarizes the adjustments to Long-term Debt, Net.

Issuance of 3-year floating rate debt	$300
Issuance of 10-year 3.70 percent fixed rate debt, net of discount	299
Issuance of 30-year 4.80 percent fixed rate debt, net of discount	299
Elimination of ARINC debt	(239)
$659

The Company also entered into new credit agreements to ensure adequate commercial paper borrowing capacity

ROCKWELL COLLINS, INC.
NOTES TO THE UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

to fund the ARINC acquisition and to meet other short-term cash requirements. These new credit facilities consist of a five-year $1.0 billion credit facility and a 364-day $200 million credit facility. Borrowings under these credit facilities bear interest at LIBOR plus a variable margin based on the Company's unsecured long-term debt rating or, at the Company's option, rates determined by competitive bid. There were no outstanding borrowings under either revolving credit facility as of the Acquisition Date.

k.
Accounts payable: The adjustment reflects the accrual of $20 million of ARINC transaction-related expenses and $13 million of Rockwell Collins transaction-related expenses that were incurred subsequent to September 30, 2013 offset by the classification of $5 million of ASES liabilities as held for sale.

l.
Compensation and benefits: The adjustments reflect the accrual of $6 million for change in control severance payments made to ARINC executive leaders after the Acquisition Date offset by the classification of $1 million of ASES liabilities as held for sale.

m.
Retirement benefits: The adjustment reflects an $18 million step-up in the fair value of ARINC pension plan assets. The September 30, 2013 ARINC balance includes a projected benefit obligation for pensions of $278 million which was calculated using a discount rate of 4.85 percent. The pro-forma fair value of ARINC's pension plan assets were $270 million at September 30, 2013 and have been adjusted to reflect the estimated fair value of $78 million of real estate that ARINC contributed to its pension plan in 2004, as discussed in Note 7. The ARINC September 30, 2013 balance sheet also includes a net liability for other post-retirement benefits of $9 million.

n.
Other Liabilities: Adjustment reflects the $34 million step-up of the ARINC deferred gain liability to reflect the estimated fair value of the real estate contributed to the ARINC pension plan, as described in Note 7.

o.
Additional paid-in capital, Retained earnings/(Accumulated loss) and Accumulated other comprehensive loss: Adjustments reflect the elimination of ARINC's $223 million shareowners' equity balance. The balances eliminated include:

•	Additional paid-in capital of $276 million

•	Accumulated loss of $26 million

•	Accumulated other comprehensive loss of $27 million

In addition, the adjustment to Retained earnings/(Accumulated loss) reflects the accrual of $13 million for Rockwell Collins transaction related costs as described in Note 5k.

p.	Tax assets and liabilities: The adjustments reflect the impact of pro-forma adjustments on the deferred tax accounts as follows:

•	The $2 million increase in Current deferred income taxes reflects deferred tax assets established as a result of the change in control severance accrual described in Note 5l

•
The $131 million decrease in Long-term Deferred Income Taxes is driven by an adjustment of $156 million relating to the preliminary estimate of acquired intangible assets that are not deductible for income tax purposes, offset by the elimination of $23 million in deferred tax liabilities associated with the legacy ARINC intangible assets and offset by $2 million for the net impact of other pro-forma adjustments

•	The decrease in Other current liabilities reflects a $6 million tax benefit to income taxes payable for deductible transaction costs incurred by ARINC and Rockwell Collins as discussed in Note 5k

ROCKWELL COLLINS, INC.
NOTES TO THE UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

6.	Adjustments and Reclassifications to Unaudited Pro-Forma Condensed Combined Statement of Income

The following pro-forma adjustments and reclassifications have been reflected in the unaudited pro-forma condensed combined statement of income. All purchase accounting related adjustments are based upon preliminary valuations, estimates, and assumptions and are subject to change within the one year measurement period allowed by ASC 805.

a.
Sales and Cost of sales: The reclassifications reflect the segmentation of total sales into product and service sales, and total cost of sales into product and service cost of sales. This adjustment was necessitated by the additional service sales resulting from the ARINC acquisition. The following details the reclassifications made to service sales:

Reclassification of Rockwell Collins sales to service sales	$331
Reclassification of ARINC sales to service sales	610
$941

Total cost of sales for the combined companies were segmented into product cost of sales and service cost of sales. In addition, the reclassifications reflect the presentation of $6 million of ARINC material and handling costs as service cost of sales in order to conform to Rockwell Collins' accounting policy. The following details the reclassifications made to service cost of sales:

Reclassification of Rockwell Collins cost of sales to service cost of sales	$237
Reclassification of ARINC cost of sales to service cost of sales	438
Reclassification of ARINC material and handling cost from SG&A to service cost of sales	6
$681

b.
Selling, general and administrative expenses: The reclassification represents the presentation of $6 million of ARINC material and handling costs as service cost of sales in order to conform to Rockwell Collins' accounting policy.

c.
Service sales: The pro-forma adjustment reflects the elimination of $101 million of service sales related to ARINC’s ASES business, which is held for sale as described in Note 3 and the elimination of $3 million of service sales related to ARINC's Industry Standards business which was sold in December 2013.

d.	Service cost of sales: The following pro-forma adjustments were made to service cost of sales:

Elimination of cost of sales of ASES business to be sold	$(85)	[i]
Elimination of cost of sales of Industry Standards business sold	(2)	[i]
Amortization expense eliminated	(3)	[ii]
Amortization of the intangible assets acquired	36	[ii]
Net reduction to depreciation resulting from fixed asset purchase accounting adjustments	(13)	[iii]
Elimination of certain pension related costs	(7)	[iv]
Other	1
	$(73)

[i] These two adjustments reflect the elimination of cost of sales related to ARINC's ASES business, which is held for sale as described in Note 3 and the elimination of cost of sales related to ARINC's Industry Standards business which was sold in December 2013

[ii] These two adjustments eliminate amortization of ARINC historical intangible assets and replace it with new amortization for the acquired intangible assets described in Note 5h

[iii] This adjustment captures the net impact to depreciation expense resulting from various purchase accounting adjustments to fixed assets, as discussed in Note 5f

ROCKWELL COLLINS, INC.
NOTES TO THE UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

[iv] This adjustment eliminates certain pension related amortizations and settlement charges. Because ARINC's accumulated other comprehensive loss balance was eliminated upon the Acquisition Date, any amortization or settlement charges out of equity for pension and retirement benefit related items have also been eliminated

e.
Selling, general and administrative (SG&A) expense: The adjustments detailed below reflect the elimination of SG&A expense related to ARINC's ASES business, which is held for sale as described in Note 3. In addition, the adjustments reflect the elimination of Rockwell Collins' fees for advisory, legal and accounting services incurred in anticipation of the acquisition. The adjustments also include the elimination of management fees paid to the prior owners of ARINC.

Elimination of SG&A expenses of ASES business to be sold	$(12)
Elimination of Rockwell Collins transaction-related fees	(2)
Elimination of ARINC management fees	(1)
$(15)

f.	Interest expense: The following pro-forma adjustments were made to interest expense:

Elimination of ARINC interest expense, including amortization of debt issuance costs	$(14)
Elimination of interest expense incurred on bridge loan financing	(1)
Interest expense on new long-term debt issuance, including amortization of debt issuance costs	25
Interest expense on incremental commercial paper borrowings	2
$12

As discussed in Note 5j, the debt issued by the Company to finance the acquisition of ARINC consists of both fixed and variable rate debt instruments. The adjustments to interest expense utilized fixed rates where applicable and the current interest rate on the variable instruments. The following assumptions were used when calculating pro-forma interest expense:

•
$300 million of 3-year floating rate unsecured debt with an interest rate equal to three-month LIBOR plus 0.350 percent, reset quarterly. The weighted-average interest rate for the twelve-month period ended September 30, 2013 was assumed to be 0.64 percent

•	$300 million of 10-year 3.70 percent fixed rate unsecured debt

•	$300 million of 30-year 4.80 percent fixed rate unsecured debt

•	$545 million of commercial paper borrowings with an average assumed interest rate of 0.32 percent

A 12.5 basis point change in the interest rate on the floating rate debt would result in a change to the interest expense described in the table above of less than $1 million for the twelve months ended September 30, 2013.

The Company eliminated $1 million of interest expense incurred in 2013 related to a bridge facility which was assumed not to be required in the pro-forma condensed combined financial statements. The debt-related interest expense of ARINC was also eliminated as ARINC's debt was repaid on the Acquisition Date. The interest expense related to the payment of facility rents for ARINC's real estate contributed to its pension plan was not eliminated. Refer to Note 7 for further details on ARINC's facility leaseback and real estate assets held for sale.

g.
Income tax expense: Adjustment reflects the applicable tax provision on the pro-forma adjustments presented in the unaudited pro-forma condensed combined statements of income. The pro-forma adjustments pertain primarily to the U.S. tax jurisdiction, and are subject to a 35% federal tax rate, plus applicable state taxes.

7.	Real Estate Contributed to ARINC Pension Plan

In November of 2004, ARINC obtained approval from the Department of Labor to contribute real estate assets to their defined benefit pension plan. In connection with this transaction, ARINC entered into a simultaneous agreement to

ROCKWELL COLLINS, INC.
NOTES TO THE UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

leaseback the contributed facilities for a period of twenty years, through November 1, 2024. The contributed real estate is comprised of the land and buildings of the ARINC corporate headquarters, located in Annapolis, Maryland.
As a result of the related party elements of the transaction, no sale or gain was recognized when the real estate was contributed to ARINC's pension plan. Instead, ARINC recognized a deferred gain liability equal to the fair value of the contributed real estate. The related liability will be amortized through 2024 as facility rents are paid, or until the building is sold, in accordance with the terms of the non-cancelable facility leaseback.
Subsequent to the September 30, 2013 balance sheet date, the ARINC pension plan began to actively market the contributed real estate for sale to a third party. If the property is sold, the proceeds from the sale will be retained for investment by ARINC's pension plan and the deferred gain liability will be removed from the Company's balance sheet as the related party elements of the transaction would no longer exist. After the real estate is sold, the Company intends to continue leasing a portion of the Annapolis, Maryland facilities from the new owner.